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Exhibit 5.2

[Letterhead of Medtronic, Inc.]

December 12, 2001

Medtronic, Inc.
  710 Medtronic Parkway,
    Minneapolis, Minnesota 55432.

Ladies and Gentlemen:

    In connection with the registration under the Securities Act of 1933 (the "Act") of $2,012,500,000 principal amount of 1.25% Contingent Convertible Debentures due 2021 (the "Debentures") of Medtronic, Inc., a Minnesota corporation (the "Company"), the shares of Common Stock, par value $0.10 per share, of the Company initially issuable upon conversion of the Debentures (the "Shares"), and the stock purchase rights related to the Shares (the "Rights") to be issued pursuant to the Rights Agreement, dated as of October 26, 2000 (the "Rights Agreement"), between the Company and Wells Fargo Bank Minnesota, National Association, as Rights Agent (the "Rights Agent"), the undersigned has examined such corporate records, certificates and other documents, and such questions of law, as the undersigned has considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is the undersigned's opinion as of this date that:

    (1) The Debentures constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, and the Shares, when duly issued upon conversion of the Debentures, will be validly issued, fully paid and nonassessable.

    (2) Assuming that the Board of Directors of the Company, after fully informing itself with respect to the Rights Agreement and the Rights and after giving due consideration to all relevant matters, determined that the execution and delivery of the Rights Agreement and the issuance of the Rights thereunder would be in the best interests of the Company and its stockholders, and assuming further that the Rights Agreement has been duly authorized, executed and delivered by the Rights Agent, then when the Registration Statement has become effective under the Act and the Shares have been validly issued upon conversion of the Debentures, the Rights attributable to the Shares will be validly issued.

    In connection with the undersigned's opinion set forth in paragraph (2) above, the undersigned notes that the question whether the Board of Directors of the Company might be required to redeem the Rights at some future time will depend upon the facts and circumstances existing at that time and, accordingly, is beyond the scope of such opinion.

    The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of Minnesota, and the undersigned is expressing no opinion as to the effect of the laws of any other jurisdiction.

    With your approval, the undersigned has relied as to certain matters upon information obtained from public officials, officers of the Company and other sources believed by the undersigned to be responsible, and the undersigned has assumed that the Indenture relating to the Debentures has been duly authorized, executed and delivered by the Trustee thereunder, that the Trustee's certificates of authentication of the Debentures have been manually signed by one of the Trustee's authorized officers, that the certificates for the Shares will conform to the specimen thereof examined by the undersigned and will be duly countersigned by a transfer agent and duly registered by a registrar of the

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Common Stock, and that the signatures on all documents examined by the undersigned are genuine, assumptions which the undersigned has not independently verified.

    The undersigned hereby consents to the filing of this opinion as an exhibit to the Registration Statement and to the reference to the undersigned under the heading "Validity of Securities" in the Prospectus. In giving such consent, the undersigned does not thereby admit that she is in the category of persons whose consent is required under Section 7 of the Act.

                      Yours very truly,

                      /s/ Carol E. Malkinson
                      Carol E. Malkinson
                      Senior Legal Counsel
                        and Assistant Secretary
                      Medtronic, Inc.

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  Exhibit 5.2